CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

Candice Maerz and Terrie L. Bates certify that:

     1. They constitute at least two-thirds of the original incorporators of the directors of TAX ENCOUNTERS, INC., a Nevada corporation.

     2. The original Articles were filed in the Office of the Secretary of State on September 12, 1996.

     3. As of the date of this certificate, no stock of the corporation has been issued.

     4.  They  hereby  adopt  the  following   amendments  to  the  articles  of
         incorporation of this corporation:

     Article 1 is amended to read as follows:

     NAME OF CORPORATION:  UPLAND PROPERTIES, INC.


                                                          Candice Maerz
                                                          ----------------------
                                                          Signature


                                                          Terrie L. Bates
                                                          ----------------------
                                                          Signature